Exhibit 99.5

PRESURANCE HOLDINGS, INC.

BENEFICIAL OWNER ELECTION

I (We), the beneficial owner(s) of shares of common stock, no par value (the “Common Stock”), of Presurance Holdings, Inc. (the “Company”), acknowledge receipt of your letter, the prospectus (the “Prospectus”) which forms a part of the Registration Statement on Form S-1, first filed with the Securities and Exchange Commission on January 14, 2026, as amended or supplemented from time to time, and the other enclosed materials relating to the offering of shares of Common Stock issuable upon the exercise of subscription rights (“Subscription Rights”) as described in the Prospectus.

In this form, I (we) instruct you whether to exercise Subscription Rights to purchase shares of Common Stock distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Prospectus.

I (We) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock.

Box 2. ☐ Please EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock as set forth below.

The number of Subscription Rights for which the undersigned gives instructions for exercise should not exceed the number of Subscription Rights that the undersigned is entitled to exercise.

	Number of Shares of Common Stock Subscribed For	Per Share Subscription Price		Total Payment Required
Subscription rights	x	$1.00	=	$

Box 3. ☐ Payment in the following amount is enclosed: $  .

Box 4. ☐ Please deduct payment of $   from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the total payment specified above)

Type of Account

Account No.

I (We) on my (our) own behalf, or on behalf of any other person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone

Number:

PLEASE NOTE:

If you check Box 1, please sign and date this form and mail it to your broker, custodian bank or your other nominee that holds your shares.

If you do not check Box 1, please do the following:

•	Check Box 2 and fill out the table shown in Box 2.

•	Check Box 3 and/or Box 4 and fill out the information indicated under Box 3 and/or Box 4.

•	Sign and date this form and mail it to your broker, custodian bank or other nominee that holds your shares.

PLEASE MAKE SURE THAT YOU USE THE CORRECT ADDRESS. You may want to check this address with your broker.